EXHIBIT 1.A.  (1):  RESOLUTION OF THE BOARD OF DIRECTORS ESTABLISHING THE
                    VARIABLE ACCOUNT



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                                  CERTIFICATION
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I, Kenneth R. Cook,  Assistant  Secretary of Companion Life Insurance Company, a
New York Corporation, do hereby certify that the following is a true and exact copy of a resolution unanimously adopted by the Board of Directors of the Corporation at a meeting held August 27, 1996:

        WHEREAS, Companion Life Insurance Company is developing variable life insurance products to be registered as securities and desires to establish a separate account for its initial variable life products;

        WHEREAS, at its February 1994 meeting the Company authorized establishment of Companion Life Separate Account B for use the issuance of variable annuity contracts, but that separate account has never been established, so remains available for use;

        BE IT RESOLVED, That the Board of Directors of the Company hereby authorizes the appropriate officers of the Company to establish a separate account, pursuant to New York Insurance Laws, Chapter 28,
        Section 4240, and any other applicable statute and the regulations thereunder, designated Companion Life Separate Account B ("Variable Account") for the following use and purposes, and subject to such conditions as set forth herein and in the Company's February 1994 Board resolution; and

        FURTHER RESOLVED, That the Variable Account is established for the purpose of providing for the issuance by the Company of certain variable life insurance contracts ("Contracts"), and shall constitute a funding medium to support reserves under such Contracts; and

        FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account, and by the Company as sponsor and depositor, Registration Statements registering the Variable Account as investment companies under the Investment Company Act of 1940 (the "1940 Act") and the Contracts under the Securities Act of 1933 (the "1933 Act"), and all amendments to the Acts on behalf of the Variable Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer or director of the Company; and

        FURTHER RESOLVED, That Daniel R. Varona, Chief Administrative Officer, General Counsel and Secretary of the Company, or his designate, may serve as duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto.




 DATED THIS 27th DAY OF JANUARY, 1997                            COMPANION
                                                          LIFE INSURANCE COMPANY

                                                            /s/ Kenneth R. Cook


                                                            Assistant Secretary